UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

Juniata Valley Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	23-2235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 436 - 8211

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 4.01Changes in Registrant’s Certifying Accountant

(b) Newly Appointed Independent Registered Public Accounting Firm

As previously announced, on May 10, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of Juniata Valley Financial Corp. (the “Company”), approved the selection of Crowe LLP (“Crowe”) to serve as the Company’s new independent registered public accounting firm for and with respect to the year ending December 31, 2019. On June 7, 2019, upon completion of its standard client acceptance procedures, Crowe was formally engaged by the Audit Committee as the Company’s independent registered public accounting firm.

During the years ended December 31, 2018 and 2017, and the subsequent interim period through the selection of Crowe as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf consulted with Crowe regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement or a reportable event with its predecessor independent registered public accounting firm (as described in Item 304(a)(1)(v) of Regulation S-K, respectively).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: June 24, 2019	By:	/s/ JoAnn McMinn
	Name:	JoAnn McMinn
	Title:	EVP, Chief Financial Officer